Exhibit (e)

FORM OF DISTRIBUTION AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of this 30th day of August, 2011, by and between Vericimetry Funds, a Delaware statutory trust (the "Trust"), and UMB Distribution Services, LLC, a Wisconsin limited liability company ("Distributor").

WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares of common stock in separate series (each series, a "Fund," and, collectively, the "Funds") with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust registered its shares of common stock (the "Shares") by filing a registration statement on Form N-1A (the "registration statement") with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"); and

WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of the Funds listed on Schedule A hereto and any additional Shares and/or investment portfolios the Trust and Distributor may agree upon and include on Schedule A, as such schedule may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Appointment of the Distributor.

The Trust hereby appoints Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement.  Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2.           Services and Duties of the Distributor.

2.1           Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees, the registration statement of the Trust and each Fund's Prospectus then in effect.

2.2           At the direction of the Trust, Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of the Shares to the public. Distributor shall not be obligated to incur any specific expenses (other than the expenses Distributor believes are commercially reasonable in connection with Distributor's provision of services under the terms of this Agreement) nor sell any certain number of the Shares of any Fund.

2.3           All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share equal to their net asset value (the "offering price"), as determined in the manner set forth in each Fund's Prospectus then in effect (together with each Fund's Statement of Additional Information, the "Prospectus").  Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of the Shares. Distributor may reallocate any portion of any front-end sales charge that is imposed on such sales to selected dealers as set forth in the Prospectus, subject to applicable FINRA rules.  Notwithstanding anything herein to the contrary, Distributor shall not be required to finance the payment to any dealer or other organization of any sales charges or fees.

2.4           If any Shares sold by a Fund are redeemed or repurchased by the Fund, or by Distributor as agent, or are tendered for redemption, within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value received by Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed by Distributor to broker/dealers or other persons shall be repayable to the Fund only to the extent recovered by Distributor from the broker/dealer or other person concerned.  Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to the Shares sold by them or their principals and redeemed or repurchased by a Fund or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

2.5           Distributor shall act as distributor of the Shares only in accordance with the terms and conditions set forth in this Agreement, the Prospectus and the Trust's Agreement and Declaration of Trust.  Distributor shall comply in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations of the Commission (such as the rules and regulations made or adopted under the 1940 Act) and FINRA.

2.6           Distributor shall not utilize any materials in connection with the sales or offering of the Shares except the Prospectus and such other materials as the Trust shall provide or approve. Distributor agrees to review for compliance with all applicable laws, rules and regulations all sales literature and marketing materials prepared for use by or on behalf of the Trust.  The Trust agrees to incorporate reasonable changes to such materials as Distributor shall request.  Distributor will file with FINRA, the Commission or any state securities commissioners, the materials as may be required. The Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by Distributor.  All advertising and sales literature related to the Trust shall be delivered to Distributor for review prior to use with sufficient time to permit Distributor to review the material, and, if necessary, file with FINRA.  The Trust and Distributor shall mutually agree upon a reasonable turnaround time for such review.  All advertising and sales literature related to the Trust that is in use prior to the execution of this Agreement shall be delivered to Distributor and, if necessary, Distributor shall file such material with FINRA within 10 days of first use after the date of this Agreement.

2.7           Registered Representatives.

(i) Distributor shall have as a registered representative such employees of the Funds' investment advisors as the parties mutually shall agree ("Dual Representatives"). Distributor may terminate the registration with Distributor of any such Dual Representative with or without cause at any time, in its sole discretion.  Each Dual Representative shall be subject to and shall comply fully with such operating and other policies and procedures as may be established from time to time by Distributor and communicated to such Dual Representative (the "Procedures") and all applicable laws, rules and regulations.  In no event and under no circumstances shall any Dual Representative provide investment advice or make any recommendations about any investment including an investment in the Funds during the scope of such Dual Representative's registration by UMBDS pursuant to this Agreement.

(ii)  Distributor may designate the principal office of a Fund's investment advisor as either a branch office or an office of supervisory jurisdiction of Distributor.

(iii) Distributor shall not offer, and Dual Representatives shall not be entitled to, any benefits otherwise available to employees of Distributor and shall not be entitled to any compensation from Distributor.

2.8           As compensation for the services performed hereunder and the expenses incurred by Distributor, Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.

3.           Duties and Representations of the Trust.

3.1           The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Agreement and Declaration of Trust, By-Laws, its registration statement as may be amended from time to time, and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which the Shares are offered and sold, and the rules and regulations thereunder.

3.2           The Trust shall take or cause to be taken all necessary actions to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

3.3           The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions, which may be reasonably necessary in the discretion of the Trust's officers, in connection with the qualification of the Shares for sale in such states as the Trust may approve, shall maintain the qualification of a sufficient number or amount of Shares thereunder, and shall pay all costs and expenses in connection with such qualification.  The Trust shall notify Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify Distributor of any change to the information.

3.4           The Trust shall, at its expense, keep Distributor fully informed with regard to its affairs. In addition, the Trust shall furnish Distributor from time to time such information, documents and reports with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

3.5           The Trust represents to Distributor that all registration statements of the Trust and Prospectuses of the Funds, as well as amendments and supplements thereto, filed or to be filed with the Commission with respect to the Shares, have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder.  The Trust represents and warrants to Distributor that any registration statement and any Prospectuses, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and the Prospectuses will be true and correct in all material respects when such registration statement is effective; and that neither the registration statement nor any Prospectus, when such registration statement is effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or a Prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or a Prospectus, which omission would make the statements therein misleading.  The Trust shall promptly notify Distributor of any advice given to it by counsel to the Trust regarding the necessity or advisability of amending or supplementing the registration statement.

3.6           The Trust shall not file any amendment to the registration statement or supplement to the Prospectus without giving Distributor reasonable notice thereof in advance and if Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to Distributor without payment of any penalty. If the Trust shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Trust of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, Distributor requests the Trust to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails (after a reasonable time) to make any such change as requested, Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust's right to file at any time any amendments to any registration statement and/or supplements to the Prospectus, of whatever character, as the Trust may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

3.7           Whenever, in its judgment, such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as it deems advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

3.8           The Trust agrees to advise Distributor promptly in writing:

(i)           of any correspondence or other communication by the Commission or its staff relating to the Funds, including requests by the Commission for amendments to the Trust's registration statement or the Prospectus;

(ii)           in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the Prospectus then in effect or the initiation of any proceeding for that purpose;

(iii)           of the happening of any event which makes untrue any statement of a material fact made in the registration statement or the Prospectus or which requires the making of a change in such registration statement or the Prospectuses in order to make the statements therein not misleading; and

(iv)           of all actions taken by the Commission with respect to any amendments to any registration statement or the Prospectus which may from time to time be filed with the Commission.

4.           Indemnification.

4.1(a)           The Trust authorizes Distributor to use any Prospectus in the form furnished to Distributor from time to time, in connection with the sale of the Shares.  The Trust shall indemnify, hold harmless and defend Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending against any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature ("Losses") which Distributor and each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon:  (a) any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any Prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify Distributor and any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Trust or its counsel by Distributor in writing; (b) any material breach by the Trust of a representation or warranty, covenant or provision contained in this Agreement; or (c) any action by the Trust constituting gross negligence, bad faith, willful misfeasance, or reckless disregard of the Trust's obligations under this Agreement.  Promptly after receipt by Distributor of notice of the commencement of an investigation, action, claim or proceeding, Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by Distributor or any Distributor Indemnitee.

4.1(b)           The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld.  In the event the Trust elects to assume the defense of any such suit and retain such counsel and notifies Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust's election.  If the Trust does not elect to assume the defense of any such suit, or in case Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and Distributor or any of the Distributor Indemnitees, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them.  The Trust's indemnification agreement contained in this Section 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of each of the Distributor Indemnitees and their estates and successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

4.1(c)           The Trust acknowledges and agrees that in the event Distributor, at the direction of the Trust, is required to give indemnification to any entity selling the Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against Distributor, Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

4.2(a)           Distributor shall indemnify, hold harmless and defend the Trust, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act ("Trust Indemnitees"), from and against any and all Losses which the Trust and any of the Trust Indemnitees, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon:  (a) any untrue, or alleged untrue, statement of a material fact furnished in writing to the Trust or its counsel by Distributor contained in the Trust's registration statement or any Prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading;, (b) any material breach by Distributor of a representation or warranty, covenant or provision contained in this Agreement; or (c) any action by the Trust or the Trust Indemnitees constituting gross negligence, bad faith, willful misfeasance, or reckless disregard of the Trust's obligations under this Agreement.  Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim or proceeding, the Trust shall, if a claim for indemnification in respect thereof is to made under this section, notify Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee.

4.2(b)           Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by Distributor and approved by the Trust, which approval shall not be unreasonably withheld.  In the event Distributor elects to assume the defense of any such suit and retain such counsel and notifies Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of Distributor's election.  If Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by Distributor, Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and the Trust Indemnitees.  Distributor's indemnification agreement contained in this Section 4.2 and Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any of the Trust Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of the Trust Indemnitees and their estates and successors. Distributor agrees to promptly notify the Trust of the commencement of any litigation or proceedings against Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

5.           Offering of Shares.

No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if, and so long as, the effectiveness of the registration statement then in effect, or any necessary amendments thereto, shall be suspended under any of the provisions of the 1933 Act, or, if and so long as the current Prospectus, as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or the Trust's Agreement and Declaration of Trust.

6.           Limitation of Liability

6.1           Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, which performance shall be conducted with due reasonable care, except a loss resulting from Distributor's willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof.  Furthermore, notwithstanding anything herein to the contrary, Distributor shall not be liable for any action taken, or omitted to be taken, in each case pursuant to, and in accordance in all respects with, instructions received by Distributor from an officer or representative of the Trust.

                      6.2                      Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control.  Distributor will, however, take all reasonable steps to minimize any such loss, and any service interruptions for any period.

7.           Term.

7.1           This Agreement shall become effective as of the date of its execution and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for an intial two-year term.  Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

7.2           This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than 60 days' written notice, by the Trust's Board of Trustees, by a vote of a majority of the outstanding voting securities of a Fund, or by Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Distributor and the Trust.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7.3           In the event of termination of this Agreement, all reasonable and customary expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds.  Notwithstanding anything herein to the contrary, upon the termination of this Agreement as provided herein or the liquidation of a Fund or the Trust, Distributor shall deliver the records of the Trust to the Trust or its successor distributor in a form that is consistent with Distributor's applicable license agreements at the expense of the Trust, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations.

8.           Miscellaneous.

8.1           The services of Distributor rendered to the Funds are not deemed to be exclusive.  Distributor may render such services and any other services to others, including other investment companies.  The Trust recognizes that, from time to time, Distributor's directors, officers, and agents may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of Distributor as part of their name and that Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

8.2           Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust.  Records and information which have become known to the public through no wrongful act of Distributor or any of its agents or representatives, and information which was already in the possession of Distributor prior to receipt thereof, shall not be subject to this paragraph.

8.3           This Agreement shall be governed by Delaware law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

8.4           Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows:  Notice to Distributor shall be sent to UMB Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Robert J. Tuszynski with a copy to General Counsel, and notice to the Trust shall be sent to Seward & Kissel LLP, 1200 G Street N.W., Suite 350, Washington, DC, 20005, Attention: Bibb L. Strench with a copy to Vericimetry Advisors LLC, 800 Wilshire Boulevard, Suite 300, Los Angeles, CA, 90017, Attention: Stacey Helmeyer, Chief Compliance Officer.

8.5              This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

8.6              The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

VERICIMETRY FUNDS
(the "Trust")

By:
President

UMB DISTRIBUTION SERVICES, LLC
("Distributor")

By:
Robert J. Tuszynski
President

Schedule A
to the
Distribution Agreement
by and between
Vericimetry Funds
and
UMB Distribution Services, LLC

Name of Funds

Fund	Effective Date
Vericimetry U.S. Small Cap Value Fund	October __, 2011